UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 18, 2014

XERIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard, Youngsville, NC 27596
(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 18, 2014, Xerium Technologies, Inc. (the "Company") entered into the Second Amendment to Credit and Guaranty Agreement (the “Amendment”) amending the Credit and Guaranty Agreement (the “Credit Facility”) among the Company, certain direct and indirect subsidiaries of the Company, and Jefferies Finance LLC (“Jefferies”), in its capacity as an additional lender and as the Administrative Agent. The Amendment formally increases the aggregate amount of term loans borrowed under the Credit Facility by an additional $30 million. The Company is using the additional borrowings to settle its previously disclosed Brazilian tax assessment, to settle unassessed amounts associated with tax years 2011 to 2014 and to pay any fees and expenses incurred by the Company in connection with the Amendment. The Amendment makes no changes to the repayment and other previously disclosed terms of the Credit Facility.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 8.01	Other Events.

On August 20, 2014, the Company issued a press release announcing its participation in a tax amnesty program in order to settle its previously disclosed Brazilian tax assessment and to settle unassessed amounts associated with tax years 2011 to 2014. The Company also announced that it was financing the settlement payment through the additional debt financing raised pursuant to the Amendment, as disclosed under Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith.

Exhibit No.	Description
10.1	Second Amendment to Credit and Guaranty Agreement dated August 18, 2014.

99.1	Press release dated August 20, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date:	August 22, 2014	By:	/s/ Clifford E. Pietrafitta
		Name:	Clifford E. Pietrafitta
		Title:	Executive Vice President and CFO

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Second Amendment to Credit and Guaranty Agreement dated August 18, 2014.

99.1	Press release dated August 20, 2014.